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                                                                    EXHIBIT 10.4









                              INVESTMENT AGREEMENT

                            DATED AS OF JULY 7, 1997

                                 BY AND BETWEEN

                       U S WEST INTERACTIVE SERVICES, INC.


                                       AND

                               WIRE NETWORKS, INC.









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                              INVESTMENT AGREEMENT

        This INVESTMENT AGREEMENT (this "Agreement"), made as of the 7th day of July 1997 by and between U S WEST INTERACTIVE SERVICES, INC., a Colorado corporation ("U S West"), and WIRE NETWORKS, INC., a California corporation (the "Company") (U S West and the Company are sometimes referred to herein collectively as the "Parties" and individually as a "Party").

        WHEREAS, the Company has developed an informational web site, and desires to further develop such site in conjunction with the U S West Dive-In Project and High Bandwidth Project, each described below; and

        WHEREAS, U S West desires to purchase and the Company desires to sell an ownership interest in the Company; and

        WHEREAS, the Parties are, together with certain other investors in the Series C Preferred Stock financing of the Company and concurrently with the execution of this Agreement, entering into the Series C Preferred Stock Purchase Agreement Wire Networks, Inc., a copy of which is attached hereto as Exhibit A, an Amended and Restated Investors Rights Agreement, a copy of which is attached hereto as Exhibit B, an Amended and Restated Co-Sale and Voting Agreement, a copy of which is attached hereto as Exhibit C, a Web Site Linking and Promotion Agreement, a copy of which is attached hereto as Exhibit D, and other documents necessary to consummate this transaction, (collectively, these documents shall be referred to as the "Transaction Documents"); and

        WHEREAS, the Parties desire to set forth the terms and conditions of and certain understandings with respect to the acquisition by U S West of an ownership interest in the Company.

        NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS. For purposes of this Agreement, capitalized terms used herein shall, unless otherwise expressly provided for or defined hereto, have the respective meanings set forth on Annex A hereto.

2.      U S WEST'S PURCHASE OF AN INTEREST IN COMPANY.

        (a) U S WEST'S PURCHASE. Subject to the terms and conditions of this Agreement, the other Transaction Documents and any other agreement governing the relationship between the Parties, U S West hereby agrees to purchase one million three hundred fifteen thousand seven hundred eighty-nine ( 1,315,789) shares of Series C Convertible Preferred Stock (the "Stock") of the Company at a total purchase price of four million one dollars and 60/100 ($4,000,001.60) (the "Proceeds"), or three dollars and 4/100 ($3.04) per share (the "Series C Stock Price"). In full consideration of such subscription and payment, and the other transactions contemplated hereby and in the Transaction Documents, the Company hereby



                                       1.
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                accepts such purchase and upon payment therefore, shall issue to
                U S West the Stock representing, on the date hereof, approximately a seventeen percent (17%) Ownership Interest in the Company on an as-converted basis.

        (b) The Company's right to retain [*] of the Proceeds shall be contingent upon the Company developing the Dive-in Project and/or the High Bandwidth Project, each described below, to the reasonable satisfaction of U S West, and in accordance with the timetable and requirements set forth below. If the Company fails to develop the Dive-In Project and/or the High Bandwidth Project as provided below, the Series C Stock Price for the Stock will be reduced by the Company returning the unused portion of the Dive-In Allocated Funds and/or the High Bandwidth Allocated Funds, each defined below, to U S West without decreasing U S West's equity interest in the Company.

                (i) The Company agrees to allocate [*] (the "Dive-In Allocated Funds ") in a reasonably detailed development plan and budget approved by U S West, and to use the Dive-in Allocated Funds for customizing the Company's product such that the customized Company product may be co-branded and co-linked with U S West's local on-line service ("the Dive-In Project") in the cities where U S West offers such service. The Company shall complete the Dive-in Project within [*] of the date of the first closing (the "Closing Date") of the Series C Preferred Stock financing of the Company (the "Dive-in Completion Date"). If the Company fails to use all of the Dive-in Allocated Funds for the Dive-In Project, and/or fails to complete the Dive-In Project by the Dive-in Completion Date, the Company shall return all Dive-in Allocated Funds unused as of the Dive-In Completion Date to U S West without affecting U S West's equity interest in the Company.

                (ii) The Company agrees to allocate [*] (the "High Bandwidth Allocated Funds") in a reasonably detailed development plan and budget approved by U S West, and to use the High Bandwidth Allocated Funds for developing and customizing the Company's product and purchasing equipment in connection with the deployment of high bandwidth content (i.e. video) over U S West's domestic cable assets pursuant to a mutually satisfactory agreement between U S West, its domestic cable assets and the Company for the provision of such high bandwidth content ("the High Bandwidth Project"). The Company shall complete the High Bandwidth Project within [*] of the Closing Date ("the High Bandwidth Completion Date"). If the Company fails to use all of the High Bandwidth Allocated Funds for the High Bandwidth Project, and/or fails to complete the High Bandwidth Project by the High Bandwidth Completion Date, the Company shall return all High Bandwidth Allocated Funds unused as of the High Bandwidth Completion Date to U S West without affecting U S West's equity interest in the Company.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



                                       2.
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                        The Company will also grant to U S West warrants (the
                        "Series C Warrants") to acquire at the Series C Stock Price up to eight hundred eighty-seven thousand six hundred sixty five (887,665) shares of Series C Convertible Preferred Stock (the "Warrant Stock") of the Company. Upon exercise of fifty percent (50%) of the Series C Warrants, U S West will be entitled to appoint one (l) additional director to the Board of D/rectors of the Company.

        (c) U S WEST'S RIGHTS. U S West shall have the right to delay, suspend, discontinue or terminate the Dive-In Project and/or the High Bandwidth Project upon not less than thirty (30) days written notice to the Company (a "Discontinuation"), which notice shall be given in the manner provided in Section 12(e) of this Agreement. In the event of a Discontinuation of either the Dive-in Project or High Bandwidth Project, U S West may reallocate the unused portion of the Dive-In Allocated Funds or the High Bandwidth Allocated Funds, as the case may be, to the other project not subject to a Discontinuation. In the event that both the Dive-In Project and the High Bandwidth Project are subject to a Discontinuation, the Company may retain the unused portion of the Dive-In Allocated Funds and High Bandwidth Allocated Funds for use on other projects.

3.      TRADEMARKS AND INTELLECTUAL PROPERTY RIGHTS OF THE PARTIES.

        (a) INTELLECTUAL PROPERTY RIGHTS. Except for the licenses expressly granted to the Company under any Transaction Document, any and all trademarks, service marks, copyrights and trade names of U S West are, and shall remain, the exclusive property of U S West.

        (b) INTELLECTUAL PROPERTY OF THE COMPANY. The Company shall retain, obtain or acquire, and thereafter preserve (including, but not limited to, placing trademark notices on all Content, advertising materials and any products which the Company may distribute), trademarks and/or service marks in the name of the Company with respect to the Company products. Except for such licenses as may be expressly granted to U S West in or pursuant to any Transaction Document, any and all intellectual property now owned or hereafter developed by the Company for the Dive-In Project or the High Bandwidth Project pursuant to this Agreement shall be the exclusive property of the Company. The right, title and interest in and to any intellectual property developed jointly by U S West and the Company or funded in whole or in part by U S West, in addition to the investment hereunder, shall be negotiated in a separate written agreement between the Parties.

4. CUSTOMER LISTS. Lists of actual and potential end-users of the Company's products, shall be deemed to be owned by the Company. Should the Company cease to exist, and there is no successor entity thereto, including a purchaser or other transferee of assets, U S West shall have non-exclusive rights to use such lists.



                                       3.
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5.      CAPITALIZATION, COSTS AND FEES. Except as otherwise expressly provided herein, in the other Transaction Documents, the marketing plan or in any business plan which may hereafter be developed by or on behalf of the Company, each of the Parties shall bear and shall be responsible for its own costs and expenses related to the Company products.

6.      CONFIDENTIALITY.

        (a) NEW INITIATIVES. The Parties anticipate that, as long as U S West has an Ownership Interest in the Company, they may, from time to time, discuss, and exchange with each other, ideas, concepts or information to be used in connection with the creation or development of possible future initiatives, ventures, products or services, not contemplated by this Agreement. The Parties agree that this Agreement is in no way intended to limit such discussions or exchanges and that such ideas, concepts or information referred to in the previous sentence shall, without limitation, constitute Confidential Information (as hereinafter defined).

        (b) CONFIDENTIALITY. The Parties will each regard and preserve as strictly confidential all information and material, including, but not limited to, non-public information included as pan of the transactions contemplated hereby and by the other Transaction Documents and all other material or information, including without limitation, customer or client information, provided to one another in connection with the participation and development of products, services or information for the Dive-in Project or the High Bandwidth Project (hereinafter, "Confidential Information"). Each of the Parties agrees that, except as provided in this Agreement or any other Transaction Document or as otherwise agreed by them in writing, it shall not use the Confidential Information of the other Party for its own benefit or for the benefit of any third Person. Each of the Parties agrees not to interfere with, circumvent, frustrate or otherwise impede in any manner the realization by the Company of any of the objectives it seeks or benefits derived, or to be derived, from any of such Confidential Information. The Parties further acknowledge and agree that in the event of a breach or threatened breach of this Section 6, the non-breaching Party or Parties may have no adequate remedy in money damages and, accordingly, may be entitled to appropriate injunctive relief against such breach. The Parties agree that they each will have no obligation in connection with specific Confidential Information of any other Party to the extent, but only to the extent that: (i) such Confidential Information is already known to any of them, free from any obligation to keep such Confidential Information confidential at the time it was obtained from any other Party; (ii) such Confidential Information is or becomes publicly known in the trade or otherwise through no wrongful act of the receiving Party or any third Person owing a duty of confidentiality to the disclosing Party; or (iii) such Confidential Information is rightfully received by the receiving Party from a third Person without restriction and without breach of this Agreement or any obligation of such third Person to the disclosing Party. Upon the request of any of the Parties following the termination or expiration of this Agreement as otherwise provided herein, all tangible and machine readable copies of any Confidential Information of any other Party shall be returned to such Party and Confidential Information relating to the Company



                                       4.
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                shall be returned to or remain with the Company. Should the
                Company cease to exist, and there is no successor entity thereto, including a purchaser or other transferee of assets, U S West shall have non-exclusive rights to such Confidential Information.

7.      REPRESENTATIONS AND WARRANTIES.

        (a) U S WEST REPRESENTATIONS AND WARRANTIES. U S West represents and warrants to the Company that:

                (i) it is a corporation duly organized validly existing and in good standing under the laws of the State of Colorado;

                (ii) it has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder;

                (iii) this Agreement and the other Transaction Documents have been duly authorized, executed and delivered by it and are a valid and binding obligation of such Party enforceable in accordance with their terms;

                (iv) the execution, delivery and performance of and compliance with this Agreement and the other Transaction Documents do not and will not conflict with, or constitute a default under, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of its properties or assets, nor result in any violation of (A) any term of its certificate or articles of incorporation or bylaws, (B) any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment or decree of such Party, or (C) any order, statute, rule or regulation applicable to it, the violation of which would have a material adverse effect on its ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party;

                (v) it is acquiring the Stock and/or the Warrant Stock for investment for its own account and not with a view to, or for offer or sale in connection with, any public distribution thereof and that it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933;

                (vi) it is not relying on any information provided by the Company with respect to the tax and other economic considerations of an investment in the Stock and/or the Warrant Stock, and the undersigned has relied on the advice of, or has consulted with, only the undersigned's own advisor(s); and

                (vii) the representations and warranties made by it in this Agreement, and in any certificate or schedule referenced hereby or attached hereto, do not contain any statement which is false or misleading with respect to any material fact and do not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained



                                       5.
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                        herein or therein not materially false or misleading.
                        The representations, warranties and agreements of it contained herein are true and correct as of the date hereof and may be relied upon by the Company, and it will notify the Company immediately of any adverse change in any such representations and warranties which may occur prior to the acceptance of the subscription and will promptly send the Company written confirmation thereof. The representations, warranties and agreements of it contained herein shall survive the execution and delivery of this Agreement and the purchase of the Stock and/or the Warrant Stock.

        (b) COMPANY REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to U S West that:

                (i) it is a corporation duly organized validly existing and in good standing under the laws of the State of California;

                (ii) it has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder;

                (iii) this Agreement and the other Transaction Documents have been duly authorized, executed and delivered by it and are valid and binding obligations of such Party enforceable in accordance with their terms;

                (iv) the execution, delivery and performance of and compliance with this Agreement and the other Transaction Documents do not and will not conflict with, or constitute a default under, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of its properties or assets, nor result in any violation of (A) any term of its articles of incorporation or bylaws, (B) any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment or decree of such Party, or (C) any order, statute, code or regulation applicable to it, the violation of which would have a material adverse effect on its ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party;

                (v) it is not relying on any information provided by U S West with respect to the tax and other economic considerations in connection with this transaction, and has relied on the advice of, or has consulted with, only its own advisor(s);

                (vi) with the exception of Volpe, Welty & Company, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, it, any shareholder of it or their respective Affiliates who might be entitled to any fee or commission from the Company or its Affiliates upon the consummation of the transactions contemplated hereby or thereafter; and



                                       6.
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                (vii)   the representations and warranties made by it in this
                        Agreement, and in any certificate or schedule referenced hereby or attached hereto, do not contain any statement which is false or misleading with respect to any material fact and do not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not materially false or misleading. The representations, warranties and agreements of it contained herein are true and correct as of the date hereof and may be relied upon by U S West, and it will notify U S West immediately of any adverse change in any such representations and warranties which may occur prior to the acceptance of the subscription and will promptly send U S West written confirmation thereof. The representations, warranties and agreements of it contained herein shall survive the execution and delivery of this Agreement and the purchase by U S West of the Stock and/or Warrant Stock.

8.      INDEMNIFICATION.

        (a) Each Party (the "Indemnifying Party") shall indemnify, defend and hold the other Party (including the Company), their respective officers, managers, employees, shareholders, managers, members and agents (an "Indemnitee") harmless, on an after tax basis, from any claims, actions, suits, demands, liabilities, obligations, losses, damages, judgments or settlements of whatsoever kind and nature, including any and all reasonable costs and expenses related thereto including reasonable attorneys' fees (the "Claims"), directly or indirectly arising from (i) any failure by the Indemnifying Party to comply with or perform any of the terms of this Agreement, or (ii) a misrepresentation or Material Breach of any representation, warrant3,, covenant, or agreement of the Indemnifying Party contained in this Agreement, any Transaction Documents or any other agreement, instrument, certificate or other document delivered by the Indemnifying Party in connection with the transactions contemplated hereby.

        (b) ASSERTION OF RIGHT OF INDEMNIFICATION. To assert its rights of indemnification hereunder, an Indemnitee shall:

                (i) promptly notify the Indemnifying Party in writing of any Claim or legal proceedings which gives rise to such right;

                (ii) afford the Indemnifying Party the opportunity to participate in, or fully control, in its sole discretion, any proceeding and the compromise, settlement, resolution or other disposition of such Claim or proceeding so long as such settlement involves payment of money damages only and provides the Indemnitees with a general release; and

                (iii) fully cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in such Indemnifying Party's participation and control of any proceeding and the compromise, settlement, resolution or other disposition of such claim or proceeding; provided, however, that if such compromise,



                                       7.
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                        settlement or resolution or other disposition could have
                        an adverse effect on the Indemnitee, the Indemnitee's consent to such compromise, settlement, resolution or other disposition shall be required but shall not be unreasonably withheld. The Indemnifying Party shall bear all out of pocket expenses of the Indemnitee in connection with such cooperation.

9. LIMITATION OF LIABILITY. EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 7 OF THE WEB SITE LINKING AND PROMOTION AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER, IN ANY CIRCUMSTANCES, FOR ANY LOSS OF BUSINESS OR PROFITS, OR FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SIMILAR DAMAGES.

10.     TERMINATION; SURVIVAL.

        (a) TERMINATION. In the event of a Material Breach of any representation, warranty or covenant contained in this Agreement or any Transaction Document, the non-breaching Party may (reserving cumulatively all other rights and remedies at law or in equity unless otherwise expressly stated herein) terminate this Agreement with respect to the breaching Party by giving twenty (20) days prior written notice to the breaching Party specifying such breach. If within such twenty (20) day period, the breaching Party fails to remedy any such breach, this Agreement shall terminate with respect to the breaching Party without further act or notice and all of the rights and obligations with respect to the breaching Patty hereunder shall cease and terminate except as otherwise provided herein, or in any other Transaction Document.

        (b) ADDITIONAL TERMINATION RIGHTS. This Agreement may be terminated by either party:

                (i) if the other Party is declared insolvent or bankrupt by a court of competent jurisdiction;

                (ii) if the other Party files or consents, by answer or otherwise, to the filing against it of a petition for relief or reorganization or arrangement under the insolvency or bankruptcy laws of any jurisdiction, and any such petition is not dismissed within sixty (60) days, thereafter; or

                (iii) if a trustee in bankruptcy or a receiver or similar entity is appointed for the other Party or the other Party makes an assignment for the benefit of its creditors, consents to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or for any substantial part of its property, or enters into an agreement for the composition, extension, or readjustment of substantially all of its obligations; or

                (iv) if any governmental entity of competent jurisdiction shall enter an order appointing any of the foregoing for such Party or with respect to any substantial portion of its property, or seeking the dissolution, winding-up or liquidation of such Party.



                                       8.
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        (c)     SURVIVAL. The following Sections or provisions of this Agreement shall survive any termination of this Agreement until the obligation of the Parties set forth therein shall have been fully performed by the Parties: 3, 4, 6, 8, 9 and 11(a), 11(c), 11(e), 11(f), 11(g), 11(h), 11(1) and 11(n).

11.     GENERAL.

        (a) INDEPENDENT CONTRACTOR. The Parties agree that each Party is an independent contractor and that no Party is an agent of the other. No Party will be entitled to compensation for its services hereunder except as expressly provided herein, or in any separate agreements entered into among the Parties and/or the Company from time to time. Each of the Parties, and not the Company, will be responsible for, among other things, payment of workers' compensation, disability benefits, unemployment insurance, and for withholding income taxes and social security for any of their respective employees that devote a portion of their time to the business of the Company, unless and until any of such personnel become employees of the Company. No Party will have any authority to make any agreements or representations on behalf of any other Party or to hold itself out to be an agent, or representative of any other Party.

        (b) PUBLIC ANNOUNCEMENTS. The Parties will jointly coordinate press and other public announcements of US West's involvement in the Company in order to maximize public, investor and advertiser interest. Such announcements may not be used until the Company shall have received written notice from U S West that it may use such announcements.

        (c) ENTIRE AGREEMENT. This Agreement, together with the other Transaction Documents, sets forth the entire agreement between the Parties in connection with the subject matter hereof and incorporates, replaces, and supersedes all prior agreements, promises, proposals, representations, understandings and negotiations, written or not, between the Parties. The making, execution, and delivery of this Agreement have been induced by no representations, statements, warranties or agreements other than those expressed herein and in the other Transaction Documents.

        (d) FORCE MAJEURE. No Party will be liable for any delay or failure to perform under this Agreement if, and to the extent, such failure is due to an act of God, war, fire, national disaster, accident, act of government or other similar cause beyond the control and without the fault or negligence of the Party claiming excusable delay, and the Party claiming excusable delay uses its best efforts to avoid or remove the cause of the delay. The Party claiming excusable delay must promptly notify the other Party of such delay. If the delay continues for more than thirty (30) days and involves a material obligation, the Party not claiming excusable delay may terminate this Agreement by giving fourteen (14) calendar days written notice to the other Party; provided that the Agreement will not terminate if the Party claiming excusable delay substantially performs the obligation which has been delayed within fourteen (14) days after receipt of notice of such termination.



                                       9.

                Notwithstanding the foregoing, there shall be no excusable delay pursuant to this Section 11(d) applicable to any obligation of payment hereunder.

        (e) NOTICE. All notices shall be in writing and will be delivered personally or sent by confirmed facsimile transmission, or overnight carrier at the addresses specified below:

If to U S West:                                   If to the Company:

U S West Interactive Services, Inc.               Wire Networks, Inc.
9000 E. Nichols Avenue, Suite 100                 1820 Gateway Drive
Englewood, Colorado 80112                         San Mateo, CA 94404
Fax (303) 705-5163                                Fax:  (415) 378-6599
Attn:_____________________________                Attn:  Marleen McDaniel

Any Party may change the person or the address to which notices are directed by giving written notice to the other Party in accordance with this Section. Personally delivered or confirmed facsimile notices will be deemed given when delivered. Notices sent by overnight carrier will be deemed given on the second business day after dispatch. Notwithstanding the foregoing, notices of change of address will be deemed given only upon receipt by the Party to which it is directed.

        (f) GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado (without giving effect to principles of conflicts of law).

        (g) MODIFICATION. No modification, amendment, supplement to or waiver of any provision of this Agreement shall be binding upon the Parties unless made in writing and duly signed by all of the Parties.

        (h) WAIVER. A failure of any Party to exercise any right provided for herein shall not be deemed to be a waiver of any right hereunder.

        (i) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. Any unenforceable provision will be replaced by a mutually acceptable provision which comes closest to the intention of the Parties at the time the original provision was agreed upon.

        (j) HEADINGS. The headings of this Agreement are for purposes of reference only and shall not in any way limit or otherwise affect the meanings or interpretations of any of the terms hereof.



                                      10.

        (k) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

        (l) ASSIGNMENT. This Agreement and the rights and obligations of the Parties hereunder shall not be assigned or delegated by any Party to any other Person without the prior written consent of the other Party, except that, U S West shall have the right on notice to the Company, but without requiring the Company's consent, to assign all of its respective rights hereunder to any Person to which, U S West may transfer, assign or convey all or substantially all of the business, assets or properties of U S West, or to any Person with which, U S West may hereafter merge or consolidate, or in connection with a reorganization transaction, and the Company shall have the right on notice to U S West, to assign this Agreement without the consent of U S West in connection with a sale of all or substantially all of the Company's assets, merger, consolidation or other reorganization transaction.

        (m) FURTHER ASSURANCES. The Parties agree to execute and deliver, or to cause to be executed and delivered, such further instruments or documents, and take such other actions as may be reasonably required effectively to carry out the transactions contemplated herein, in each case provided the same do not impose any additional liabilities or obligations upon the Parties.

        (n)     DISPUTE RESOLUTION.

                (i) Any claim, controversy or dispute, whether sounding in contract, statute, tort, fraud, misrepresentation or other legal theory, whenever brought and whether between the parties to this Agreement or between one of the parties of this Agreement and the employees, agents or affiliated businesses of the other party, shall be resolved by arbitration as prescribed in this Section 11(n). The Federal Arbitration Act, 9 U.S.C. Section 1-15, not state law, shall govern the arbitrability of all claims.

                (ii) A single arbitrator engaged in the practice of law and experienced in transactions of the sort contemplated hereby and by the Transaction Documents shall conduct the arbitration under the then current rules of the American Arbitration Association (AAA), unless otherwise provided herein. The arbitrator shall be selected in accordance with AAA procedures from a list of qualified people maintained by AAA. The arbitration shall be conducted in the regional AAA office closest to the principal office of the Company, and all expedited procedures prescribed by AAA. rules shall apply.

                (iii) Except as provided in Section 11 (n)(v), the arbitrator shall only have authority to award compensatory damages and shall not have authority to award punitive damages, other non-compensatory damages or any other form of relief. Each party shall bear its own costs and attorneys' fees and



                                      11.

                        the Parties shall share equally the fees and expenses of the arbitration; provided that the arbitrator may provide for the reimbursement by one Party of the costs and attorneys' fees of the other Party incurred in enforcing such Party's rights under this Agreement- The arbitrator's decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                (iv) If any Party files a judicial or administrative action asserting claims subject to arbitration, as prescribed herein, and another party successfully stays such action and/or compels arbitration of said claims, the Party filing said action shall pay the other Party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

                (v) The Parties each acknowledge and agree that either party will be irreparably harmed as a result of a breach by the other Party of Section 3 or 6 of this Agreement and that it would be difficult, if not impossible, to measure the damages resulting from such a breach. Accordingly, in the event of any actual or threatened breach by either party of Section 3 or 6, the non-breaching party shall, in addition to any other legal remedies permitted hereunder or by applicable law, be entitled to obtain equitable remedies from a court of competent jurisdiction, without the need for any bond or security, including, without limitation, specific performance, a temporary restraining order or a permanent injunction to prevent or otherwise restrain a breach hereof and to recover all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in enforcing this Agreement. Such relief shall be in addition to and not in substitution for any other remedies available to such Party. Notwithstanding anything herein to the contrary, the Parties agree that the non-breaching Party may seek a temporary restraining order or a preliminary injunction or other equitable relief from any court of competent jurisdiction in order to prevent or restrain a breach hereof pending the selection of an arbitrator to render a decision on the ultimate merits of any dispute, controversy or claim.

                (o) COMPLIANCE WITH LAWS. This Agreement and the Parties' actions under this Agreement shall comply with all applicable federal, state, and local laws, roles, regulations, court orders, and governmental or regulatory agency orders, including the Telecommunications Act of 1996 and specifically the separated affiliate requirements for the provision of electronic publishing.



                                      12.

        IN WITNESS WHEREOF, the Parties have signed this Agreement as of the Effective Date.

                                 U S WEST INTERACTIVE SERVICES, INC.




                                 By:/s/ US West Interactive Services, Inc.
                                   ---------------------------------------------
                                    Title:



                                 WIRE NETWORKS, INC.



                                 By:  /s/ Marleen R. McDaniel
                                   ---------------------------------------------
                                    Title:  CEO and President



                                      13.

                                     ANNEX A
                                   DEFINITIONS

        "AFFILIATE" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the party specified. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "COMPANY" shall mean Wire Networks, Inc., a California corporation.

        "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 6 of the Investment Agreement.

        "DISCONTINUATION" shall have the meaning set forth in Section 2(c) of the Investment Agreement.

        "DIVE-IN PROJECT" shall mean the U S West product which provides an entertainment, educational, and informational service targeted at local geographic territories on numerous U S West sites on the World Wide Web part of the Internet.

        "EFFECTIVE DATE" shall mean July 7, 1997.

        "HIGH BANDWIDTH PROJECT" shall have the meaning set forth in Section 2(b)(ii) of the Investment Agreement

        "INDEMNIFYING PARTY" shall have the meaning set forth in Section 8 of the Investment Agreement.

        "INDEMNITEE" shall have the meaning set forth in Section 8 of the Investment Agreement.

        "INVESTMENT AGREEMENT" shall mean the Investment Agreement dated July 7, 1997 between U S West and the Company.

        "MARKETING PLAN" shall have the meaning set forth in Section 3 of the Investment Agreement.

        "MATERIAL BREACH" shall mean a breach of any representation, warranty or covenant by any party to a Transaction Document which is material in nature.

        "OWNERSHIP INTEREST" shall mean, with respect to each Person holding of record an interest in the Company, all of the interests of such Person in the Company (including its Stock, interest in the Net Profits and Net Losses of the Company, the Capital Account of such Person and all other rights and obligations of such Person under this Agreement) that relate to such ownership status, expressed as a percentage determined as of any particular time by dividing the number of shares of Stock of the Company held of record by such Person by the total number of shares of Stock of the Company then outstanding.



                                      14.

        "PERSON" shall mean a natural person, partnership (whether general or limited and whether domestic or foreign), limited liability company, foreign limited liability company, trust, estate, association, corporation, custodian, nominee, government or any agency or political subdivision thereof or any other individual or entity in its own or any representative capacity.

        "TERRITORY" shall mean the United States, and its respective territories and possessions.

        "TRANSACTION DOCUMENTS" shall mean the Investment Agreement, the Amended and Restated Investor Rights Agreement, the Amended and Restated Co-Sale and Voting Agreement, the Web Site Linking and Promotion Agreement, and any other agreement governing the relationship of the parties.

        "TRANSFER" shall mean a sale, exchange, assignment, transfer, pledge, hypothecation or other disposition of Stock of the Company (whether voluntary or involuntary) other than by operation of law or to an Affiliate.

        "WEB SITE LINKING AND PROMOTION AGREEMENT" shall mean the Web Site Linking and Promotion Agreement dated July 7, 1997 between the Company and US West.



                                      15.

                                                                 EXHIBIT 10.4(a)

                               WOMEN.COM NETWORKS

                               AMENDMENT AGREEMENT

        THIS AMENDMENT AGREEMENT (the "AMENDMENT") is made as of April ___, 1998, by and between WOMEN.COM NETWORKS, a California corporation, formerly Wire Networks, Inc. (the "COMPANY") and U S WEST INTERACTIVE SERVICES, INC., a Colorado corporation ("U S WEST").


                                               RECITALS

        WHEREAS, the Company and MediaOne entered into that certain Investment Agreement dated July 7, 1997 (the "INVESTMENT AGREEMENT") (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement); and

        WHEREAS, in accordance with Section 11(g) of the Investment Agreement, the Company and MediaOne wish to amend the Investment Agreement pursuant to this Amendment.

        NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the undersigned hereby agree as follows:


                                    AGREEMENT

        1. Section 2(b)(ii) of the Investment Agreement is hereby amended by adding a sentence to the last paragraph of such subsection which shall read as follows:

                        "U S WEST's right to appoint such additional director to the Board of Directors of the Company shall terminate upon the closing date of the Company's first underwritten public offering of its Common Stock registered under the Securities Act of 1933, as amended."

        2. Section 2(b) of the Investment Agreement is hereby amended by adding subsection (iii) which shall read in full as follows:

                        "(iii) In the event the Company is required to return to U S WEST the unused portion of the Dive-In Allocated Funds and/or the High Bandwidth Allocated Funds pursuant to this Section 2(b) (the "Unused Portion"), in lieu of returning the Unused Portion to U S WEST, the Company shall distribute a "pro rata portion" of the Unused Portion to each of the holders of the Company's Series C Preferred Stock and Series D Preferred Stock. For the purposes of this Section 2(b)(iii), the "pro rata portion" for each holder of Series C Preferred Stock or Series D Preferred Stock shall be determined in accordance with the liquidation preference of such

                                       1.

                        shares of Series C Preferred Stock or Series D Preferred Stock as set forth in the Company's then current Articles of Incorporation."

        3. Section 2(d) of the Investment Agreement is hereby amended to read in full as follows with additions shown by double underlined text:

                        "(d) U S WEST'S RIGHTS. U S WEST shall have the right to delay, suspend, discontinue or terminate the Dive-In Project and/or the High Bandwidth Project upon not less than thirty (30) days written notice to the Company (a "DISCONTINUATION"), which notice shall be given in the manner provided in Section 12(e) of this Agreement. In the event U S WEST delays or suspends the Dive-In Project and/or the High Bandwidth Project, the Dive-in Completion Date and/or the High Bandwidth Completion Date, respectively, shall be extended by the length of such delay or suspension. In the event of a Discontinuation of either the Dive-In Project or the High Bandwidth Project, U S WEST may reallocate the unused portion of the Dive-In Allocated Funds or the High Bandwidth Allocated Funds, as the case may be, to the other project not subject to a Discontinuation; provided, that such unused portion of the project subject to Discontinuation shall be used by the Company in connection with the project not subject to Discontinuation prior to the later of the Dive-In Completion Date or the High Bandwidth Completion Date. In the event that both the Dive-In Project and the High Bandwidth Project are subject to a Discontinuation, the Company may retain the unused portion of the Dive-In Allocated Funds and the High Bandwidth Allocated Funds for use on other projects."

        4. The parties hereto hereby acknowledge that the High Bandwidth Project has been delayed and the High Bandwidth Completion Date is [*]; which date is subject to further adjustments pursuant to Section 2(d) of the Investment Agreement.

               This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       2.

                               AMENDMENT AGREEMENT

        IN WITNESS WHEREOF, the undersigned have executed this AMENDMENT AGREEMENT as of the day and year first set forth above.

U S WEST INTERACTIVE SERVICES, INC.        WOMEN.COM NETWORKS



By: /s/ Thomas A. Cullen                   By: /s/ Marleen R. McDaniel
   ---------------------------------          ----------------------------------
Title:  Thomas A. Cullen, President                Marleen McDaniel, President







                               AMENDMENT AGREEMENT